UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2012

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-34691 (Commission File Number)	55-0886410 (I.R.S. Employer Identification No.)

One Federal Street, Floor 30 Boston, MA (Address of principal executive offices)	02110 (Zip code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On August 8, 2012, Atlantic Power Corporation (the “Company”) issued a press release reporting its operating results and other information for the three and six-months ended June 30, 2012. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference.

The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in that filing.

Item 8.01.                                        Other Events.

On August 8, 2012, the Company filed with the United States Securities and Exchange Commission (“SEC”) a prospectus supplement to the base prospectus contained in its automatic shelf registration statement on Form S-3 filed with the SEC on August 8, 2012 (File No. 333-183135) (the “Registration Statement”), relating to 5,962,443 common shares of the Company that may be offered pursuant to the Company’s Dividend Reinvestment Plan.

The Company is filing an opinion of counsel as Exhibit 5.1 hereto, regarding the legality of the common shares covered by the prospectus supplement. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement and the prospectus supplement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description
5.1	Opinion of Goodmans, with respect to the legality of the securities being registered

23.1	Consent of Goodmans (included in Exhibit 5.1)

99.1	Press Release of Atlantic Power Corporation, dated August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: August 8, 2012	By:	/s/ Barry E. Welch
		Name:	Barry E. Welch
		Title:	President and Chief Executive Officer